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                                                Exhibit 23.1

               CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Penn Treaty American Corporation on Form S-4 of our report dated March 6, 1996, on our audits of the consolidated financial statements and financial statement schedule of Penn Treaty American Corporation as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is incorporated by reference in this Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                    COOPERS & LYBRAND L.L.P.

Philadephia, Pennsylvania
May 13, 1996